Exhibit 10.10D

SCIO DIAMOND TECHNOLOGY CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of [Date] by and among Scio Diamond Technology Corporation, a Nevada corporation (the “Company”), and [Executive] (“Executive,” and collectively with the Company, the “Parties”). This Agreement sets forth the understanding and agreement of the Parties with respect to the [Number of Shares] shares of Common Stock (the “Shares”) issued to Executive pursuant to the terms and conditions of the Board action dated [Issue Date].

Capitalized terms that are not defined in this Agreement have the meanings set forth in Appendix A to this Agreement.

1.	Details Related to the Shares:

Executive:	[Executive]

Issue Date:	[Issue Date]

Vesting Commencement Date:	[Issue Date]

Number of Shares:	[Number of Shares]

Fair Market Value Per Share on Issue Date (for Tax and Informational Purposes Only):	[Closing Price on Issue Date]

Vesting Schedule:	Shares will vest and no longer be subject to forfeiture on [Vesting Date], subject to vesting terms and conditions as set forth in this Agreement.

2.	Issuance of Shares; Consideration

The Company agrees to issue the Shares to Executive as soon as practicable following the date of this Agreement. The Company acknowledges that Executive has paid full consideration for the Shares in the form of services previously rendered and/or services to be rendered hereafter to the Company. Until fully vested, the Shares shall be held in escrow by the Company. The Company’s Chief Financial Officer shall be appointed as escrow agent to hold the Shares.

3.	Vesting

The Shares will vest and no longer be subject to forfeiture according to the vesting schedule set forth in Section 1, subject to Section 4 and Section 7 of this Agreement. Shares that have vested and are no longer subject to forfeiture in accordance with this Agreement are referred to herein as “Vested Shares.” Shares that are not vested and remain subject to forfeiture in accordance with this Agreement are referred to herein as “Unvested Shares.” Collectively, the Unvested Shares and the Vested Shares are referred to in this Agreement as the “Shares.”

4.	Effect of Termination of Service

(a)        In the event of Executive’s Termination of Service by the Company without Cause, by Executive for Good Reason, as a result of Executive’s Total Disability, or as a result of Executive’s death, any Unvested Shares on the date of such termination will become vested and no longer subject to forfeiture.

(b)        Unless the Company determines otherwise prior to Executive’s Termination of Service, upon Executive’s Termination of Service by the Company for Cause or if Executive resigns other than for Good Reason, any Unvested Shares will be immediately forfeited to the Company without the payment of any consideration to Executive.

5.	Status as Shareholder

Executive will be recorded as a shareholder of the Company with respect to the Shares and shall have all voting, distribution and other rights with respect to the Shares as provided in the Company’s articles of incorporation, bylaws and applicable law. In the event of the forfeiture of Unvested Shares, Executive will no longer be a shareholder of the Company with respect to such forfeited Unvested Shares.

6.	Stock Exchange Requirements; Applicable Laws

Executive agree to comply with all laws, rules, and regulations applicable to the grant and vesting of each Award of Restricted Stock and the sale or other disposition of Stock received pursuant to each Award of Restricted Stock, including, without limitation, compliance with the Company’s insider trading policies. The Stock you receive under the Plan will have been registered under the Securities Act of 1933, as amended (the “1933 Act”). If you are an “affiliate” of the Company, as that term is defined in Rule 144, promulgated pursuant to the 1933 Act (“Rule 144”), you may not sell the Stock received pursuant to an Award of Restricted Stock except in compliance with Rule 144. Certificates representing Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Stock as the Company deems appropriate to comply with federal and state securities laws.

7.	Adjustments; Change of Control

(a)        Proportional adjustments will be made to the number and kind of Shares in the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, distribution to shareholders (other than minimum cash distributions, discretionary distributions or other cash dividends), or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock. The determination by the Board of Directors of the Company as to the terms of any such adjustment will be conclusive and binding, absent manifest error. Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the Shares. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control will not be governed by this Section 7(a) but will be governed by Sections 7(b) and 7(c), respectively.

(b)        In the event of the Company’s dissolution or liquidation, to the extent a vesting condition or forfeiture provision applicable to the Shares has not been waived by the Company, any Unvested Shares will be forfeited to the Company immediately prior to the consummation of such dissolution or liquidation.

(c)        The Shares will become fully vested and no longer subject to forfeiture immediately prior to a Change of Control if and to the extent the Shares are not converted, assumed, substituted for or replaced by a Successor Company. If and to the extent a Successor Company converts, assumes, substitutes for or replaces the Shares, the vesting restrictions and forfeiture restrictions applicable to the Shares will not be accelerated or lapse, and all such vesting restrictions and forfeiture restrictions will continue with respect to any shares of the Successor Company or other consideration that may be received with respect to the Shares.

For the purposes of this Section 7(c), the Shares will be considered converted, assumed, substituted for or replaced by the Successor Company if following the Change of Control, Executive has the right to receive, for each Share outstanding immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the Change of Control by holders of Common Stock for each share held by such holders on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Company may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Shares, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. The determination of such substantial equality of value of consideration will be made by the Board of Directors of Company, and its determination will be conclusive and binding, absent manifest error.

8.	Section 83(b) Election for Shares

Executive understands that under Section 83(a) of the Code, the excess of the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares pursuant to Section 4(b) of this Agreement. Executive understands that he may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired by Executive (based on the fair market value of the Unvested Shares as of the Issue Date), rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Issue Date of the Shares.

Executive understands that there is a risk the Internal Revenue Service might challenge the Company’s determination of the fair market value of the Shares, in which case Executive may be deemed to have received more ordinary income than originally estimated. Executive also understands that (a) Executive will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause Executive to recognize more ordinary income than would have otherwise been recognized if the Internal Revenue Service determines that the fair market value of the Unvested Shares on the Issue Date is higher than the Company’s determination of the fair market value of the Shares on that date and/or the value of the Unvested Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. EXECUTIVE UNDERSTANDS THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY EXECUTIVE AS THE FORFEITURE RESTRICTIONS LAPSE. Executive further understands that an additional copy of such election form should be filed with Executive’s federal income tax return for the calendar year in which the Issue Date of the Shares falls. Executive acknowledges that the foregoing is only a summary of the federal income tax laws that apply to the receipt of the Unvested Shares under this Agreement and does not purport to be complete. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED EXECUTIVE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH EXECUTIVE MAY RESIDE.

9.	Tax Withholding

Executive agrees to make arrangements satisfactory to the Company for the payment of any applicable federal, state, local or foreign withholding tax obligations that arise in connection with the acquisition or vesting of the Shares.

10.	General Provisions

10.1        Notices. Any notice required in connection with the terms and conditions of this Agreement will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice. Any notice will be addressed as follows (or to such other address as such party may designate by ten days’ advance written notice under this Section 11.1 to all other parties to this Agreement):

Company:                   Scio Diamond Technology Corporation
Attn: Chief Financial Officer
411 University Ridge, Suite D
Greenville, SC 29601

Executive:                   [Executive]
Address 1
Address 2

10.2        No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

10.3        Undertaking. Executive hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Executive or the Shares pursuant to the express provisions of this Agreement.

10.4        Agreement Is Entire Contract. The Parties acknowledge that this Agreement sets forth the entire understanding between Executive and the Company regarding the Shares and supersedes all prior oral and written agreements on the subject.

10.5        Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Executive and their legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

10.6        No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, or Executive, to terminate Executive’s employment or services on behalf of the Company, for any reason, with or without cause.

10.7        Counterparts; Governing Law. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument. To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of South Carolina without giving effect to principles of conflicts of law.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.

SCIO DIAMOND TECHNOLOGY CORPORATION

[Name]
Chief Executive Officer

EXECUTIVE:

[Executive]

EXHIBIT A

DEFINITIONS

1.          “Cause” has the meaning set forth in the Plan.

2.          “Change of Control” has the meaning set forth in the Plan.

3.          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

4.          “Common Stock” means the Company’s common stock, par value $0.01 per share.

5.          “Good Reason” means that Executive, without his consent, has either:

(a)          experienced a material diminution in his authority, duties or responsibilities at the Company; or

(b)          experienced a material diminution in Executive’s Annual Salary; or

(c)          suffered a material breach of this Agreement by Employer;

provided, however, that the foregoing conditions shall constitute Good Reason only if Executive notifies Employer in writing of the existence of the condition which Executive believes constitutes Good Reason within ninety (90) days of the initial existence of such condition (which notice specifically identifies such condition and the details regarding its existence), (B) Employer fails to remedy such condition within thirty (30) days after the date on which it receives such notice (the “Remedial Period”), and (C) Executive terminates his/her employment with Employer within sixty (60) days after the end of the Remedial Period..

6.          “Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

7.          “Securities Act” means the Securities Act of 1933, as amended.

8.          “Successor Company” means the surviving company, the successor company or parent company, as applicable, in connection with a Change of Control.

9.          “Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or disability or a failure to renew the employment relationship. Transfer of Executive’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service. Executive’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company shall not be considered a Termination of Service.

10.          “Total Disability” means Executive’s inability to perform the duties set forth in the Employment Agreement for a period or periods aggregating ninety calendar days in any twelve-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive’s control, unless Executive is granted a leave of absence by the Board of Directors of Employer.

EXHIBIT B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.
The property with respect to which the election is made is described as follows: [•] shares of common stock, par value $0.01 per share, of Scio Diamond Technology Corporation, a Washington corporation (the “Company”).

3.	The date on which the property was transferred is: __________________________

4.	The property is subject to the following restrictions:

The property is subject to a forfeiture right pursuant to which shares are forfeited to the Company if taxpayer terminates his employment with or service to the Company other than for good reason or if the Company terminates his employment or service without cause.  The forfeiture restrictions lapse with respect to 1/2 of the shares on the first anniversary of the date the shares were transferred to taxpayer and with respect to the remaining shares on the second anniversary of such date, or in the event taxpayer’s employment with or service to the Company terminates for reasons other than those described above.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $[•]

6.	The amount (if any) paid for such property is: $0.00

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:
Taxpayer

Dated:
Taxpayer’s Spouse

B-2

DISTRIBUTION OF COPIES

1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date of issue.

2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3.	Mail or deliver one copy to the Company at the following address:
Scio Diamond Technology Corporation
Attn: Chief Financial Officer
411 University Ridge, Suite D
Greenville, SC 29601